UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2006
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 2, 2006, the Board of Directors of Harmonic Inc., a Delaware corporation (the “Company”), appointed Patrick Harshman, age 41, as President and Chief Executive Officer of the Company, effective May 4, 2006. Dr. Harshman succeeds Anthony Ley as President and Chief Executive Officer, who is retiring from active, full-time service with the Company, but will continue in his position as Chairman of the Board of Directors. Mr. Harshman was also elected to a position on the Board of Directors, effective May 4, 2006.
Dr. Harshman joined the Company in 1993 and has held key leadership positions in marketing, international sales, and research and development. In December 2005, he was appointed Executive Vice President responsible for the majority of the Company’s operational functions, including the unified digital video and broadband optical networking divisions as well as global manufacturing. Prior to the consolidation of the Company’s product divisions, Dr. Harshman held the position of President of the Convergent Systems division and, for more than four years, was President of the Broadband Access Networks division. Before that, Dr. Harshman was Vice President of Marketing, responsible for the Company’s digital video and fiber optic transmission product lines. Dr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley and completed an Executive Management Program at Stanford University.
In addition, effective May 4, 2006, Dr. Harshman was granted an option to purchase 150,000 shares of the Company’s common stock (the “Option”), at an exercise price per share equal to the fair market value of the Company’s common stock on the effective date of the grant. One-quarter of the shares subject to the Option vest one year after the effective date of grant and an additional 1/48th of the shares subject to the Option vest at the end of each month thereafter, contingent on Dr. Harshman’s continued service as an employee of the Company. The term of the Option is seven years.
On May 4, 2006, the Company issued a press release regarding the changes in management and the Board of Directors, a copy of which is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number
99.1	Harmonic Inc. press release dated May 4, 2006 announcing the changes in management and the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: May 8, 2006

By:	/s/Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Harmonic Inc. press release dated May 4, 2006 announcing the changes in management and the Board of Directors.